UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2016

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2016, Catasys, Inc. (the “Company”) closed on Securities Exchange Agreements (the “Exchange Agreements”) with each of Acuitas Group Holdings, LLC, which entity is owned by Terren S. Peizer, the Company’s Chairman and Chief Executive Officer, Shamus, LLC, which entity is owned by David E. Smith, a member of the Company’s board of directors, and other accredited investors (together, the “Investors”), pursuant to which the Company exchanged those certain 8% Senior Promissory Notes issued to the Investors on August 15, 2016, which had an aggregate outstanding principal amount of $5.6 million (the “Existing Notes”), for (i) 8% Convertible Debentures in the same principal amount due on March 15, 2017 (the “Debentures”) and (ii) five-year warrants to purchase shares of the Company’s common stock in amount equal to forty percent (40%) of the initial number of shares of common stock issuable upon conversion of each Investor’s Debentures, at an exercise price of $1.10 per share (the “December 2016 Warrants”).

The December 2016 Warrants include a mechanism pursuant to which, subject to certain exempt issuances, the exercise price of the December 2016 Warrants will be adjusted if the Company issues shares of common stock at a price that is less than the exercise price of the December 2016 Warrants. Such mechanism will remain in effect until the earliest of (i) the termination date of the December 2016 Warrants, (ii) such time as the December 2016 Warrants are exercised, or (iii) contemporaneously with the listing of our shares of common stock on a registered national securities exchange.

The foregoing description of the Exchange Agreements, the Debentures and the December 2016 Warrants does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreements, the Debentures and the December 2016 Warrants, forms of which are filed as Exhibit 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The issuances of the securities described herein pursuant to the Exchange Agreements were made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 4.1	Form of 8% Senior Convertible Debenture due March 15, 2017.
Exhibit 4.2	Form of Common Stock Purchase Warrant.
Exhibit 10.1	Form of Securities Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: December 23, 2016	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer